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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in this Registration Statement and related Prospectus for the registration of up to $1.5 billion of securities and to the incorporation by reference therein of our report dated March 14, 2003, with respect to the consolidated financial statements of Apache Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2002, and filed with the Securities and Exchange Commission; and our report dated June 13, 2003, with respect to the statement of combined revenues and direct operating expenses of the oil and gas properties purchased by Apache Corporation from BP p.l.c. for the year ended December 31, 2002 included as Exhibit 99.4 to the Amendment No. 1 to Current Report on Form 8-K/A dated filed June 13, 2003 with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP

Houston, Texas
September 19, 2003